                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material under Rule 14a-12

                                PUBLICARD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:
         N/A
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     (2) Aggregate number of securities to which transaction applies:
         N/A
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
         N/A
--------------------------------------------------------------------------------

     (5) Total fee paid:
         N/A
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                                                                 PubliCARD, Inc.
                                                    620 Fifth Avenue - 7th floor
                                                              Rockefeller Center
                                                              New York, NY 10020
                                                              Phone 212 489 8021
                                                                Fax 212 307 5781
                                                               www.publicard.com


                                                                 August 21, 2000

Dear Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of PubliCARD, Inc. (the "Company") to be held on Tuesday, September 26, 2000 at 10:00 a.m. (New York City time) at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York.

     The attached Notice of Annual Meeting and Proxy Statement fully describe the business to be conducted at the Annual Meeting, including the election of directors and the ratification of the appointment of the Company's auditors.

     Your Board of Directors recommends a vote "FOR" each of the listed nominees for Director and "FOR" the other proposal.

     Your vote is very important. We hope you will find it convenient to attend the Annual Meeting in person. Whether or not you are personally able to attend, it is important that your shares be represented at the meeting. Accordingly, you are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting, you may still revoke your proxy and vote in person. Your cooperation is greatly appreciated.

                                          Sincerely,

                                          /s/ Jan-Erik Rottinghuis
                                          JAN-ERIK ROTTINGHUIS
                                          President and Chief Executive Officer

                                                                 PubliCARD, Inc.
                                                    620 Fifth Avenue - 7th floor
                                                              Rockefeller Center
                                                              New York, NY 10020
                                                              Phone 212 489 8021
                                                                Fax 212 307 5781
                                                               www.publicard.com


                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 26, 2000

To the Shareholders of PubliCARD, Inc.

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of PubliCARD, Inc. (the "Company") will be held at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York on Tuesday, September 26, 2000 at 10:00 a.m. for the following purposes:

     1. To elect six directors to hold office until the annual meeting of shareholders to be held in 2001 and until their respective successors shall be duly elected and qualified;

     2. To ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on August 16, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Antonio L. DeLise

                                          ANTONIO L. DELISE
                                          Secretary

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE A PROXY ISSUED IN YOUR NAME.

                                PUBLICARD, INC.
                                620 FIFTH AVENUE
                                 SEVENTH FLOOR
                               ROCKEFELLER CENTER
                               NEW YORK, NY 10020

                                 (212) 651-3102

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 26, 2000
                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PubliCARD, Inc., a Pennsylvania corporation (the "Company" or "PubliCARD"), to be voted at the 2000 Annual Meeting of Shareholders of the Company referred to in the foregoing Notice (the "Annual Meeting").

                       RECORD DATE AND VOTING SECURITIES

     Only holders of the Company's common stock, par value $0.10 per share (the "Common Stock"), of record at the close of business on August 16, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 23,474,400 shares of Common Stock. Each outstanding share of Common Stock entitles the record holder to one vote on each matter.

                               VOTING PROCEDURES

     In order for any business to be conducted at the Annual Meeting, holders of more than 50% of the shares entitled to vote must be represented at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not.

     All proxies received pursuant to this solicitation will be voted, and, where a choice is specified as to the proposals described in the foregoing Notice, they will be voted in accordance with that specification. If no choice is specified with respect to any proposal, the proxy will be voted in favor of such proposal. Shareholders who execute proxies may revoke them at any time before they are voted either by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. This proxy statement and accompanying material are being mailed to the Company's shareholders on or about August 24, 2000.

                     COST OF SOLICITING MANAGEMENT PROXIES

     The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services. In order to support the Board of Directors' nominees and the other proposals herein and to help ensure the presence of a quorum, the Company has retained the services of D.F. King & Co., Inc. as proxy solicitor to assist in the solicitation of proxies for the Annual Meeting. The fees payable to D.F. King & Co., Inc. in connection with this solicitation are estimated to be $10,000. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to their principals and obtaining their proxies. Accompanying this proxy statement is a copy of the Company's 1999 Annual Report.

                             SHAREHOLDER PROPOSALS

     If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Shareholders, the proposal must be stated in writing and be received by the Company at its principal executive office on or before April 23, 2001.

     The deadline for delivering a notice of any shareholder proposal which does not seek to nominate a director(s) of the Company or is not to be included in the proxy materials for the 2001 Annual Meeting of Shareholders will be July 10, 2001. Any notice of such a shareholder proposal received after July 10, 2001 will be considered untimely. The persons named as proxies in the proxy materials for the 2001 Annual Meeting of Shareholders may exercise discretionary voting authority with respect to any matter that is not submitted to the Company by such date. Additionally, even if proper notice is received on or prior to July 10, 2001, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority in voting such proxies with respect to such proposal by advising the shareholders of the proposal and how they intend to exercise their discretion to vote on such proposal, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, six directors are to be elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. In order to be elected, each nominee must receive a plurality of the votes cast at the Annual Meeting.

     Unless otherwise directed, proxies given to the persons named in the enclosed proxy pursuant to this solicitation will be voted for the election as directors of Messrs. Freund, Goldsmith, Rottinghuis, Cohn, Schafran and Tyabji. If any such nominee should become unavailable for any reason, which the Board of Directors has no reason to anticipate, the proxy holders reserve the right to substitute another person of their choice in his place.

     The Company currently has six directors, all of whom were elected at the Annual Meeting of Shareholders held on December 13, 1999. David L. Herman resigned as a member of the Board of Directors on May 15, 2000. All directors serve until the next election of directors or until their successors have been elected and have qualified. All of the persons named in the enclosed proxy are currently directors of the Company. See "Executive Compensation -- Employment and Change in Control Agreements."

     Set forth below as to each director nominated for reelection as a director of the Company is information regarding age (as of August 15, 2000), position with the Company, principal occupation, business experience, period of service as a director of the Company and directorships currently held.

     HARRY I. FREUND: Age 60; Director of PubliCARD since April 12, 1985, Chairman of the Board of Directors since December 1985 and Chairman of PubliCARD since October 1998. Since 1975, Mr. Freund has been Chairman of Balfour Investors Inc., a merchant banking firm that had previously been engaged in a general brokerage business ("Balfour").

     JAY S. GOLDSMITH: Age 56; Director of PubliCARD since April 12, 1985, Vice Chairman of the Board of Directors since December 1985 and Vice Chairman of PubliCARD since October 1998. Since 1975, Mr. Goldsmith has been President of Balfour.

     JAN-ERIK ROTTINGHUIS: Age 52; Director of PubliCARD since December 13, 1999, President and Chief Executive Officer of PubliCARD effective in March 2000. Prior to joining PubliCARD, since 1993, Mr. Rottinghuis had been employed by VeriFone, Inc., a subsidiary and part of the Internet Business Unit of Hewlett Packard Company, most recently as Vice President, Worldwide Sales. Prior to joining VeriFone, he was responsible for sales, marketing and business development with Polaroid Europe, acting as General Manager of Polaroid France and as Director of European Sales and Marketing. Prior to that, Mr. Rottinghuis held various positions in international marketing and business development for Wang Laboratories in Boston and France, and provided strategic management consultancy to the diverse clientele of Bain & Company, also in Boston.

     CLIFFORD B. COHN: Age 48; Director of PubliCARD since July 31, 1980, and was Vice President of Government Affairs of PubliCARD from April 1, 1982 to November 20, 1984. Since 1977, Mr. Cohn has been engaged in the private practice of law in Philadelphia, Pennsylvania.

     L.G. SCHAFRAN: Age 62; Director of PubliCARD since December 3, 1986. Mr. Schafran is the Managing General Partner of L.G. Schafran & Associates, a real estate investment and development firm established in 1984. He was Chairman of the Executive Committee of Dart Group Corporation ("Dart") from 1994 to October 1997 and a director of Dart (and its publicly-traded subsidiaries) from 1993 to October 1997. Mr. Schafran is a director of Tarragon Realty Advisors, Inc., Chairman of the Board of Directors and Co-Chief Executive Officer of Delta-Omega Technologies, Inc. and a trustee of Banyan Strategic Realty Trust.

     HATIM A. TYABJI: Age 55; Director of PubliCARD since March 16, 1999. Mr. Tyabji is Chairman of the Board of DataCard and was the Chairman and Chief Executive Officer of Saraide.com from September 1998 until December 1999. Mr. Tyabji was also the Chairman, President and Chief Executive Officer of VeriFone, Inc. from September 1986 until March 1998. Mr. Tyabji is a director of each of Best Buy, eFunds, Impresse, SmartDisk Corporation and Ariba Technologies.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF MESSRS. FREUND, GOLDSMITH, ROTTINGHUIS, COHN, SCHAFRAN AND TYABJI FOR ELECTION AS DIRECTORS OF THE COMPANY.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     Directors who are not officers of the Company are paid $2,500 per month for services as directors and, in addition, $750 per day for each meeting of the Board or of shareholders that they attend without regard to the number of meetings attended each day.

     David L. Herman resigned as a member of the Board of Directors on May 15, 2000.

     Messrs. Freund and Goldsmith are each party to an agreement with the Company providing for payments to them under certain circumstances following a change in control of the Company. See "Executive Compensation -- Employment and Change in Control Agreements."

     The Company and Balfour are parties to a License Agreement, dated as of October 26, 1994 (the "License Agreement"), with respect to a portion of the office space leased by the Company in New York City. Messrs. Freund and Goldsmith are Chairman and President, respectively, and the only shareholders of Balfour. The term of the License Agreement commenced on January 1, 1995 and will expire on June 30, 2004, unless sooner terminated pursuant to law or the terms of the License Agreement. The License Agreement provides for Balfour to pay the Company a portion of the rent paid by the Company under its lease, including base rent, electricity, water, real estate tax escalations and operation and maintenance escalations. Balfour's share of rent and other costs is 10%. The base rent payable by Balfour under the License Agreement is $2,000 per month.

     Directors of the Company are elected at each annual meeting of shareholders to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. Executive officers are elected to hold office until the first meeting of directors following the next annual meeting of shareholders or until their successors are sooner elected by the Board and qualified.

     During 1999, there were 13 meetings of the Board of Directors of the Company. The Board of Directors has various committees, including an Audit Committee, a Compensation Committee, a Directors Compensation Committee and a Nominating Committee. During 1999, each of the Directors attended at least 75% of the total number of meetings held by the Board of Directors and the committees of which he was a member.

     The Audit Committee of the Board of Directors reviews with the Company's independent public accountants the plan and scope of the audit for each year, as well as the results of each audit when completed and the accountants' fee for services performed. The Audit Committee also reviews with management and with the independent accountants the Company's internal control procedures. The Audit Committee is composed of members of the Board of Directors who are not otherwise officers or employees of the Company. The present members of the Audit Committee are L. G. Schafran (Chairman), Clifford B. Cohn and Hatim

A. Tyabji. David L. Herman was a member of the Audit Committee until his resignation on May 15, 2000. The Audit Committee met once during 1999.

     The Compensation Committee of the Board of Directors, which consists entirely of members of the Board of Directors who are not otherwise officers or employees of the Company, reviews the compensation of key employees of the Company. The present members of the Compensation Committee are Clifford B. Cohn (Chairman) and L.G. Schafran. David L. Herman was Chairman of the Compensation Committee until his resignation on May 15, 2000. The Compensation Committee did not meet during 1999.

     The Directors Compensation Committee of the Board of Directors reviews the compensation of directors of the Company. The present members of the Directors Compensation Committee are L.G. Schafran (Chairman) and Clifford B. Cohn. David
L. Herman was the Chairman of the Directors Compensation Committee until his resignation on May 15, 2000. The Directors Compensation Committee did not meet during 1999.

     The Nominating Committee of the Board of Directors advises and makes recommendations to the Board of Directors on the selection of candidates as nominees for election as directors. The members of the Nominating Committee are Jay S. Goldsmith (Chairman), Harry I. Freund and Clifford B. Cohn. David L. Herman was the Chairman of the Nominating Committee until his resignation on May 15, 2000. The Nominating Committee met once during 1999. The Nominating Committee will consider nominees recommended by shareholders pursuant to procedures described in "Shareholder Nominations."

                            SHAREHOLDER NOMINATIONS

     Nominations for election of directors may be made by any shareholder entitled to vote for the election of directors, provided that written notice (the "Notice") of such shareholder's intent to nominate a director at the meeting is given by the shareholder and received by the Secretary of the Company in the manner and within the time specified herein. The Notice shall be delivered to the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, the Notice shall be delivered to the Secretary of the Company not later than the earlier of the seventh day following the day on which notice of the meeting was first mailed to shareholders or the fourth day prior to the meeting. In lieu of delivery to the Secretary of the Company, the Notice may be mailed to the Secretary of the Company by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of the Company.

     The Notice shall be in writing and shall contain or be accompanied by:

          (a) the name and residence of the shareholder submitting the nomination;

          (b) a representation that such shareholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the persons specified in the Notice;

          (c) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission (the "SEC") under the Exchange Act (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or Board of Directors of the Company;

          (d) a description of all arrangements or understandings among such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination or nominations are to be made by the shareholder; and

          (e) the consent of each nominee to serve as director of the Company if so elected.

     Unless a judge or judges of election shall have been appointed pursuant to the Company's By-Laws, the Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the Chairman of the meeting shall be conclusive and binding upon all shareholders of the Company for any purpose.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of August 15, 2000 the beneficial ownership of the Company's Common Stock by each person who beneficially owns more than 5% of the Common Stock of the Company, all directors, nominees and executive officers individually and all directors, nominees and executive officers as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective shareholders of the Company.

                                                  BENEFICIAL OWNERSHIP OF SHARES
                                                      OF COMMON STOCK AS OF         PERCENT OF
NAME                          POSITION                  AUGUST 15, 2000(1)           CLASS(1)
----                          --------            ------------------------------    -----------
Taube Hodson
  Stonex.............            N/A                        2,720,000(2)                   11.6%
  Partners Limited
  27 St. James Place
  London SW1A INR
  United Kingdom
Harry I. Freund......  Director, Chairman of                2,136,430(3)                    8.8%
                       the
  c/o PubliCARD, Inc.  Board and Chairman
  620 Fifth Avenue
  Rockefeller Center
  New York, NY 10020
Jay S. Goldsmith.....  Director, Vice Chairman              2,153,620(4)                    8.8%
  c/o PubliCARD, Inc.  of the Board and Vice
  620 Fifth Avenue     Chairman
  Rockefeller Center
  New York, NY 10020
Jan-Erik
  Rottinghuis........  Director, President and                200,000(5)            Less than 1%
                       Chief Executive Officer
Clifford B. Cohn.....  Director                               239,373(6)                    1.0%
L.G. Schafran........  Director                               366,159(7)                    1.5%
Hatim A. Tyabji......  Director                               185,000(8)            Less than 1%
M. Richard
  Phillimore.........  Executive Vice                         150,000(9)            Less than 1%
                       President/Strategy
Antonio L. DeLise....  Vice President, Chief                  152,000(10)           Less than 1%
                       Financial Officer and
                       Secretary
James J. Weis........  Former President, Chief                430,181(11)                   1.8%
                       Executive Officer and
                       Director
All directors and
  officers as a group
  (8 persons)........                                       5,582,582(12)                  21.3%

---------------
 (1) Calculated in accordance with Rule 13d-3 adopted by the SEC under the Exchange Act.

 (2) Based on a statement on Schedule 13G filed with the SEC on October 11, 1999. Taube Hodson Stonex Partners Limited is a discretionary investment advisor to J. Rothschild Assurance Life Fund, St. James Place International Unit Trust, J. Rothschild Assurance Pension Fund, J. Rothschild International Assurance Managed Fund, J. Rothschild International Assurance U$ Managed Fund, TDG Funds Limited, GAM Worldwide Fund and The Partners Fund. Taube Hodson Stonex Partners has power to vote and direct the vote and power to dispose and direct the disposition of shares held by such funds.

 (3) Includes shares of Common Stock which may be acquired by Mr. Freund within 60 days as follows: 216,912 shares through the exercise of stock options and 688,861 shares through the exercise of stock purchase warrants. Also includes 5,454 shares of Common Stock held by Mr. Freund's spouse over which Mr. Freund has shared voting and investment power but as to which he disclaims any beneficial ownership interest, and includes 273,625 shares of Common Stock that may be deemed to be owned beneficially by Mr. Freund which are held by Balfour for its clients in discretionary accounts, as to which Mr. Freund disclaims beneficial ownership. Messrs. Freund and Goldsmith are Chairman and

     President, respectively, and the only shareholders of Balfour. The discretionary clients of Balfour have the sole power to vote and direct the vote of the shares held in their account. Balfour and its discretionary clients have shared power to dispose of or direct the disposition of the shares held in such clients' accounts. At present, Balfour has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company's Common Stock for all of its discretionary clients. Also includes 13,000 shares of Common Stock that may be deemed to be owned beneficially by Mr. Freund which are held by the Balfour Defined Benefit Pension Plan (the "Balfour Plan"), for which Mr. Freund is a Trustee and Plan Administrator and in which he participates. Mr. Freund disclaims ownership of 5,850 of such 13,000 shares.

 (4) Includes shares of Common Stock which may be acquired by Mr. Goldsmith within 60 days as follows: 216,912 shares through the exercise of stock options and 744,930 shares through the exercise of stock purchase warrants. Also includes 1,250 shares of Common Stock held by Mr. Goldsmith's spouse over which Mr. Goldsmith has shared voting and investment power but as to which he disclaims any beneficial interest, and includes 273,625 shares of Common Stock that may be deemed to be owned beneficially by Mr. Goldsmith which are held by Balfour for its clients in discretionary accounts as to which Mr. Goldsmith disclaims beneficial ownership (see Note 3 above). Also includes 13,000 shares of Common Stock that may be deemed to be owned beneficially by Mr. Goldsmith which are held by the Balfour Plan, of which Mr. Goldsmith is a Trustee and Plan Administrator and in which he participates. Mr. Goldsmith disclaims ownership of 7,280 of such 13,000 shares.

 (5) Pursuant to the employment agreement between Mr. Rottinghuis and the Company, the Company issued 200,000 shares of Common Stock to Mr. Rottinghuis on November 2, 1999. See "Executive Compensation -- Employment and Change in Control Agreements."

 (6) Includes 172,059 shares of Common Stock which may be acquired by Mr. Cohn within 60 days through the exercise of stock options.

 (7) Includes 212,059 shares of Common Stock which may be acquired by Mr. Schafran within 60 days through the exercise of stock options. Also includes 114,050 shares of Common Stock, and 40,050 shares of Common Stock that may be acquired through the exercise of stock purchase warrants, held by Mr. Schafran's spouse as to which Mr. Schafran disclaims any beneficial interest.

 (8) Includes 185,000 shares of Common Stock which may be acquired by Mr. Tyabji within 60 days through the exercise of stock options.

 (9) Includes 100,000 shares of Common Stock which may be acquired by Mr. Phillimore within 60 days through the exercise of stock options.

(10) Includes 137,500 shares of Common Stock which may be acquired by Mr. DeLise within 60 days through the exercise of stock options.

(11) Mr. Weis was President and Chief Executive Officer of the Company through November 3, 1999 and a director through November 5, 1999. Includes 119,000 shares of Common Stock which may be acquired by Mr. Weis within 60 days through the exercise of stock options.

(12) Includes shares of Common Stock which may be acquired by such persons within 60 days as follows: 1,240,442 shares through the exercise of stock options and 1,473,841 shares through the exercise of stock purchase warrants.

                             EXECUTIVE COMPENSATION

     The following tables set forth information concerning the cash compensation, stock options and retirement benefits provided to PubliCARD's executive officers. The notes to these tables provide more specific information concerning compensation. The Company's compensation policies are discussed in the Compensation Committee Report on Executive Compensation.

SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                   ANNUAL COMPENSATION        ----------------------------------------
                                --------------------------    RESTRICTED   OPTIONS/SARS    ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY    BONUS(1)      STOCK         (#)(2)      COMPENSATION
---------------------------     ----   --------   --------    ----------   ------------   ------------
Harry I. Freund(3)............  1999   $325,000   $     --          --            --       $   15,000(7)
  Chairman of the Board of      1998    325,000         --          --            --           15,000(7)
  Directors and Chairman        1997    325,000         --          --        91,912           15,000(7)
Jay S. Goldsmith(3)...........  1999    325,000         --          --            --           22,966(7)
  Vice Chairman of the Board
     of                         1998    325,000         --          --            --           22,966(7)
  Directors and Vice Chairman   1997    325,000         --          --        91,912           17,000(7)
Jan-Erik Rottinghuis(4).......  1999     25,228         --          --       800,000(8)     1,475,000(8)
  President, Chief Executive
  Officer and Director
James J. Weis(5)..............  1999    325,000    227,500(12)       --           --           10,378(9)
  Former President, Chief
  Executive Officer             1998    325,000    250,000          --       140,000            7,604(9)
  and Director                  1997    325,000    162,500          --            --            7,958(9)
M. Richard Phillimore(6)......  1999    311,458    100,000      50,000(10)   200,000(10)      143,781(10)
  Executive Vice
  President/Strategy
Antonio L. DeLise.............  1999    195,000    100,000          --            --            5,713(11)
  Vice President, Chief
     Financial                  1998    183,611    100,000          --        75,000            5,861(11)
  Officer and Secretary         1997    163,700     67,000          --            --            6,036(11)

---------------
 (1) Reflects bonus earned during the fiscal year. In some instances, all or a portion of the bonus was paid during the next fiscal year.

 (2) Options to acquire shares of Common Stock.

 (3) On November 1, 1998, Messrs. Freund and Goldsmith were appointed executive officers of PubliCARD with the titles of Chairman and Vice Chairman, respectively. Prior to such time, Messrs. Freund and Goldsmith were directors of PubliCARD with the titles of Chairman of the Board and Vice Chairman of the Board, respectively, titles and positions which they still hold in addition to their positions as executive officers of PubliCARD. For the period prior to November 1, 1998, Messrs. Freund and Goldsmith received compensation from PubliCARD in their capacities as directors of PubliCARD and for serving as Chairman of the Board and Vice Chairman of the Board, respectively, at the rate of $325,000 per year. Commencing November 1, 1998, Messrs. Freund and Goldsmith have received compensation from PubliCARD at the same rate in their capacities as executive officers.

 (4) Mr. Rottinghuis was appointed President and Chief Executive Officer of the Company by the Company's Board of Directors on November 5, 1999, effective in March 2000.

 (5) Mr. Weis was President and Chief Executive Officer of the Company through November 3, 1999 and a Director through November 5, 1999.

 (6) Mr. Phillimore was appointed Executive Vice President of the Company effective January 19, 1999.

 (7) Represents life insurance premiums paid on behalf of Mr. Freund and Mr. Goldsmith for 1997, 1998 and 1999.

 (8) Pursuant to an employment agreement dated November 2, 1999, Mr. Rottinghuis was awarded 200,000 shares of Common Stock and options to purchase a total of 800,000 shares of Common Stock. The dollar value as of the date of the award of the 200,000 shares of Common Stock has been included under the caption "All Other Compensation."

 (9) Consists of $4,750, $4,800 and $4,800 in contributions to PubliCARD's 401(k) plan for 1997, 1998 and 1999, respectively, and $3,208, $2,804 and
     $5,578 for term life and disability insurance premiums paid on behalf of Mr. Weis for 1997, 1998 and 1999, respectively.

(10) Pursuant to an employment agreement, Mr. Phillimore was awarded 50,000 shares of restricted Common Stock, options to purchase 200,000 shares of Common Stock and a $140,000 signing bonus. The restricted shares vested on January 19, 2000. The caption "All Other Compensation" includes the $140,000 signing bonus and $3,781 in contributions to PubliCARD's 401(k) plan.

(11) Consists of $4,750, $4,800 and $4,800 in contributions to PubliCARD's 401(k) plan for 1997, 1998 and 1999, respectively, and $1,286, $1,061 and
     $913 for term life and disability insurance payments paid on behalf of Mr. DeLise for 1997, 1998 and 1999, respectively.

(12) Pursuant to a separation and termination agreement dated December 3, 1999, Mr. Weis received 32,500 shares of Common Stock. The dollar value of the 32,500 shares of Common Stock has been included under the caption "Bonus."

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning grants to purchase shares of Common Stock to the following persons during the fiscal year ended December 31, 1999:

                                                                                        POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED ANNUAL
                                                                                        RATES OF STOCK PRICE
                                            PERCENT OF                                  APPRECIATION FOR FIVE
                                           TOTAL OPTIONS    EXERCISE                     YEAR OPTION TERM(1)
                                OPTIONS     GRANTED TO      PRICE PER    EXPIRATION    -----------------------
NAME                            GRANTED      EMPLOYEES        SHARE         DATE           5%          10%
----                            -------    -------------    ---------    ----------    ----------   ----------
Harry I. Freund...............       --          --           $  --             --             --           --
Jay S. Goldsmith..............       --          --              --             --             --           --
Jan-Erik Rottinghuis..........  800,000        33.5%           6.75      11/2/2004     $1,491,920   $3,296,754
James J. Weis.................       --          --              --             --             --           --
M. Richard Phillimore.........  100,000         4.2%           5.50      1/19/2006        151,955      355,780
                                100,000         4.2%           5.50      1/19/2005        151,955      355,780
Antonio L. DeLise.............       --          --              --             --             --           --

---------------
(1) The potential gain is calculated from the closing price of Common Stock on the date of grant to executive officers. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATE STOCK OPTION EXERCISES IN FISCAL YEAR 1999 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information as of December 31, 1999 concerning stock option exercises during 1999 and exercisable and unexercisable stock options held by the following persons:

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                   OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(1)
                              ACQUIRED ON     VALUE      ---------------------------   ---------------------------
NAME                           EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   ----------   -----------   -------------   -----------   -------------
Harry I. Freund.............    125,000     $1,046,875     541,912(2)          --      $2,451,288            --
Jay S. Goldsmith............    125,000      1,046,875     541,912(2)          --       2,451,288            --
Jan-Erik Rottinghuis........         --             --          --        800,000              --            --
James J. Weis...............    234,333      1,137,874     165,667             --         798,189            --
M. Richard Phillimore.......         --             --          --        200,000              --       212,500
Antonio L. DeLise...........         --             --     150,000             --         731,250            --

---------------
(1) These values are based on the December 31, 1999 closing price for PubliCARD's Common Stock on the Nasdaq National Market of $6.5625 per share.

(2) Excludes shares of Common Stock which may be acquired by Messrs. Freund and Goldsmith through the exercise of Common Stock purchase warrants in the amounts of 668,861 and 744,930, respectively.

RETIREMENT INCOME PLAN

     Effective December 31, 1993, benefits under the Publicker Industries Inc. Retirement Plan (the "Retirement Plan") were frozen. Accordingly, Retirement Plan participants will accumulate no additional credited service, and earnings subsequent to December 31, 1993 will no longer have an impact on accumulated benefits. The annual benefit payable upon retirement for Mr. Weis is $23,831. The foregoing amount is based on a straight life annuity. Retirement benefits are payable at age 65 to married employees in the form of a 50% joint and survivor annuity with their spouses, at a reduced amount, unless they elect to receive a straight life annuity. Single employees receive a straight life annuity. The foregoing benefit amount is not subject to any deduction for Federal Insurance Contributions Act or other offset amounts.

STOCK OPTION PLANS

     Under the 1993 Long-Term Incentive Plan and the Non-employee Director Stock Option Plan adopted by shareholders of the Company in 1994 and the 1999 Long-Term Incentive Plan and 1999 Stock Option Plan for Non-employee Directors adopted by shareholders of the Company in 1999, the Company may grant stock options, restricted stock options, stock appreciation rights, performance awards and other stock-based awards equivalent to up to 7,300,000 shares of Common Stock. As of December 31, 1999, a total of 3,175,500 shares of Common Stock in the aggregate are currently available for grant under the stock option plans.

     The 1993 and 1999 Long-Term Incentive Plans are administered by the Compensation Committee of the Board of Directors and the 1993 and 1999 Non-employee Director Stock Option Plans are administered by the Board of Directors of the Company. Subject to the express provisions of each plan, the Compensation Committee or the Board of Directors, as applicable, has full and final authority to determine the terms of all awards granted under each plan including (a) the purchase price of the shares covered by each award, (b) whether any payment will be required upon grant of the award, (c) the individuals to whom, and the time at which, awards shall be granted, (d) the number of shares to be subject to each award, (e) when an award can be exercised and whether in whole or in installments, (f) whether the exercisability of the awards is subject to risk of forfeiture or other condition and (g) whether the stock issued upon exercise of an award is subject to repurchase by the Company, and the terms of such repurchase.

     During the year ended December 31, 1999, no stock options were granted to executive officers of the Company under the 1993 Long-Term Incentive Plan or the 1999 Long-Term Incentive Plan.

STOCK OPTION AGREEMENTS

     In April 1985, the Company issued 1.6 million shares of Common Stock at $2.50 per share in a private placement. Under the terms of the related agreement, Balfour, the agent for the purchasers, received options to buy 400,000 shares of PubliCARD's Common Stock at a price of $2.50 per share for five years, which period was subsequently extended by ten years. Balfour subsequently transferred the options to Messrs. Freund and Goldsmith, who currently hold them. In January 1996, PubliCARD issued options to Messrs. Cohn and Schafran to buy a total of 200,000 shares of PubliCARD's Common Stock at a price of $2.50 per share for five years. None of these options had been exercised as of December 31, 1999.

     On January 18, 1999, the Company granted stock options to purchase an aggregate of 200,000 shares of Common Stock to Mr. Phillimore. 100,000 of those options are exercisable for five years beginning January 19, 2000 at $5.50 per share. The remaining 100,000 of those options are exercisable for five years beginning January 19, 2001 at $5.50 per share.

     On March 16, 1999, the Company granted stock options to purchase an aggregate of 250,000 shares of Common Stock to Mr. Tyabji. 125,000 of those options are exercisable for four years beginning March 16, 2000 at $9.75 per share. The remaining 125,000 of those options are exercisable for three years beginning March 16, 2001 at $9.75 per share.

     On November 2, 1999, the Company entered into an option agreement with Mr. Rottinghuis in connection with his appointment as the Company's President and Chief Executive Officer, effective in March 2000. Pursuant to the option agreement, the Company granted options to purchase 400,000 shares of Common Stock at an exercise price equal to $6.75 per share. These options become exercisable 133,333 on November 2, 2000, 133,333 on November 2, 2001 and 133,334 on November 2, 2002. If Mr. Rottinghuis' employment is terminated by Mr. Rottinghuis for good reason or by the Company other than for cause (as each such term is defined in Mr. Rottinghuis' employment agreement), these options will become exercisable in full. See "Employment and Change in Control Agreements." Unless sooner terminated, these options will expire on November 2, 2004.

     Also on November 2, 1999, the Company entered into another option agreement with Mr. Rottinghuis in connection with his appointment as the Company's President and Chief Executive Officer. Pursuant to this option agreement, Mr. Rottinghuis was granted an option to purchase from the Company up to 400,000 shares of Common Stock at an exercise price equal to $6.75 per share. This option will become exercisable in accordance with, in such installments as may be provided in and upon satisfaction of performance criteria that will be established by mutual agreement of the Company and Mr. Rottinghuis. This option will be exercisable for the periods specified in such performance criteria. If Mr. Rottinghuis' employment agreement is terminated by the Company other than for cause or by Mr. Rottinghuis for good reason, this option will be exercisable for a number of shares of Common Stock equal to the sum of (i) the number of shares for which it was exercisable immediately prior to such termination and
(ii) the number of shares for which it could become exercisable after such termination if all performance criteria applicable to the period after termination were met. Unless sooner terminated, this option will expire on November 2, 2004.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     On November 2, 1999, the Company entered into an employment agreement with Mr. Rottinghuis, pursuant to which he serves as President and Chief Executive Officer of the Company. The employment agreement provides that Mr. Rottinghuis' compensation will consist of $350,000 per year plus an annual bonus in an amount to be determined by the Company's Board of Directors, but not less than $100,000.

     Pursuant to the employment agreement, on November 2, 1999, the Company issued to Mr. Rottinghuis (i) 200,000 shares of Common Stock to compensate him for economic losses he suffered as a result of terminating his prior employment and (ii) options to acquire 400,000 shares of Common Stock. The employment agreement also provides that Mr. Rottinghuis will be eligible to receive an option to acquire 400,000 additional shares of Common Stock, which will become exercisable upon the achievement of certain performance-based goals. See "Stock Option Agreements."

     The term of Mr. Rottinghuis' employment with the Company is three years, unless sooner terminated in accordance with the terms of the employment agreement. The employment agreement may be terminated (a) upon the death of Mr. Rottinghuis, (b) upon the disability of Mr. Rottinghuis, (c) for cause or (d) for good reason (as each such term is defined in the employment agreement).

     In August 1987, the Company entered into change of control agreements with each of Messrs. Freund and Goldsmith, which provide for payments to them under certain circumstances following a change of control of the Company. These agreements were not adopted in response to any specific acquisition of shares of PubliCARD or any other event threatening to bring about a change of control of the Company. For purposes of the agreements, a change of control is defined as any of the following: (a) the Company ceasing to be a publicly owned corporation having at least 2,000 shareholders, (b) any person or group acquiring in excess of 30% of the voting power of the Company's securities, (c) Messrs. Freund, Goldsmith, Cohn and Schafran and any other director designated as a "continuing director" prior to his election as a director by a majority of the foregoing persons (the "Continuing Directors") ceasing for any reason to constitute at least a majority of the board of directors, (d) the Company merging or consolidating with any entity, unless approved by a majority of the Continuing Directors, or (e) the sale or transfer of a substantial portion of PubliCARD's assets to another entity, unless approved by a majority of the Continuing Directors.

     In the event one of the above-named individuals (a) is terminated as an employee of the Company for any reason other than conviction of a felony or any act of fraud or embezzlement, (b) is disabled for six consecutive months or dies, (c) is not elected and maintained in the office which he now occupies, (d) is not included by the Board of Directors in the slate of directors recommended to stockholders, (e) receives a reduction in his salary or fringe benefits, (f) experiences a change in his place of employment or is required to travel excessively or (g) experiences other substantial, material and adverse changes in conditions under which the individual's services are to be rendered, within three years following a change of control, the individual will be entitled to receive in a lump sum within 10 days of the date of discontinuance, a payment equal to 2.99 times the individual's average annual compensation for the shorter of (x) the five years preceding the change of control, or (y) the period the individual received compensation from PubliCARD for personal services. Assuming a change of control of the Company and the discontinuance of an individual's services were to occur at the present time, payments in the following amounts, assuming there are no "excess parachute payments" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), would be made pursuant to the change of control agreements: Mr. Freund $972,000 and Mr. Goldsmith $972,000. In the event any such payment, either alone or together with others made in connection with the individual's discontinuance, is considered to be an "excess parachute payment," the individual is entitled to receive an additional payment in an amount which, when added to the initial payment, results in a net benefit to the individual, after giving effect to excise taxes imposed by Section 4999 of the Code and income taxes on such additional payment, equal to the initial payment before such additional payment. Since the change of control agreements would require large cash payments to be made by any person or group effecting a change of control of PubliCARD, absent the assent of a majority of the Continuing Directors, these agreements may discourage hostile takeover attempts of PubliCARD.

     The change of control agreements would have expired on December 1, 1999 but have been and will continue to be automatically extended for a period of one year on each December 1, unless terminated by either party prior to any December
1. In the event a change of control occurs while the change of control agreements are in effect, the term of such agreements will automatically be extended to three years from the date of the change of control and the foregoing renewal option will become inapplicable.

     In December 1999, the Company entered into a separation and termination agreement with Mr. Weis, former President and Chief Executive Officer. Pursuant to the agreement, Mr. Weis will receive salary and benefit continuation through June 2001. In certain circumstances, the salary payment by the Company may be in the form of Common Stock instead of cash. In addition, in January 2000, Mr. Weis received 32,500 shares of Common Stock and the exercise period of certain stock options, which otherwise would have accelerated in connection with his termination, was extended.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, consisting entirely of outside directors, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The present members of the Compensation Committee are Clifford B. Cohn (Chairman) and L. G. Schafran. The objectives of the Company's executive compensation program are to attract and retain highly talented and productive executives and to align the interests of the executive officers with the interests of the Company's shareholders by basing a significant portion of their compensation upon the Company's performance and achievement of strategic goals.

     The Company's compensation program for executive officers currently consists of base salary, annual bonus and long-term incentive compensation consisting of periodic grants of qualified and nonqualified stock options. Each element of this program serves a specific purpose in meeting the Company's objectives.

     Base salary. The Compensation Committee annually reviews the salaries of the executive officers. In establishing the base salary, the Compensation Committee considers level of responsibility, individual performance, Company performance, competitive market conditions for executive compensation, prior experience and contributions made to the Company's success. The Compensation Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels.

     Annual bonus. The Company's cash bonus program represents an at-risk component of pay designed to motivate executives to work effectively to achieve the Company's performance objectives and to reward them when objectives are met. In determining the annual bonus payments for 1999, the Compensation Committee was guided less on quantitative measures of operating results than on other goal-directed endeavors such as executing the Company's entry into the broadband market and bringing about improvements in the operations of the Company's subsidiaries.

     Long-term incentives. The Compensation Committee believes that option grants (a) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return, (b) give executives a significant long-term interest in the Company's success and (c) help retain key executives in a competitive market for executive talent. Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The determination of whether option grants are appropriate each year is based upon performance of each individual. All options granted to executive officers were granted at the fair market value of the Common Stock on the date of grant, are exercisable for five years and are generally forfeited should the executive officer leave the Company before retirement, unless already exercised. All stock option grants are made under the Company's stock option plans which have been approved by the Company's shareholders. Because the option grants have been made at option prices equal to the fair market value on the dates of grant, the stock options have value only if the stock price appreciates from the value on the grant date. This design is intended to focus executives on the enhancement of shareholder value over the long-term.

BASES FOR CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Rottinghuis became the President and Chief Executive Officer of the Company effective in March 2000. In order to induce Mr. Rottinghuis to join the Company, in 1999, pursuant to his employment agreement with the Company, Mr. Rottinghuis received 200,000 shares of Common Stock and options to acquire up to 800,000 shares of Common Stock, subject to certain conditions. See "Employment and Change in Control Agreements" and "Stock Option Agreements." The Compensation Committee considered the 1999 compensation commensurate with Mr. Rottinghuis' expertise in the technology industry and the anticipated value that the Compensation Committee believes he will add by leading the Company in establishing its broadband initiatives.

                                 SECTION 162(m)

     Section 162(m) of the Code limits the tax deduction for compensation paid to certain executives of public companies to $1.0 million. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the Company's stock option plans meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of the Company or its stockholders.

     This report is submitted by the members of the Compensation Committee of the Board of Directors.

                                          Compensation Committee

                                          Clifford B. Cohn
                                          L.G. Schafran

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors, which consists entirely of outside directors, reviews the compensation of key employees of the Company. The present members of the Compensation Committee are Clifford B. Cohn (Chairman) and L.G. Schafran. David L. Herman served as Chairman of the Compensation Committee until he resigned on May 15, 2000. See "Information Concerning the Board of Directors," "Employment and Change of Control Agreements" and Notes 6 and 7 to the table under "Principal Shareholders."

FIVE-YEAR PERFORMANCE GRAPH: 1994-1999

     The following performance graph compares the cumulative total return on the common stock of PubliCARD for the five year period from December 31, 1994 to December 31, 1999 to (i) the Hambrect & Quist Technology Index and (ii) the Nasdaq Composite Stock Index. Prior to 1999, the Company's Common Stock performance was compared to the Standard & Poor's 500 Stock Index. As required by SEC rules, the following performance graph also provides a comparison to the broad market index used in 1998.

     The annual changes for the five year period from 1994 through 1999 are based on the assumption that $100 had been invested in PubliCARD Common Stock and each index on December 31, 1994 (as required by SEC rules), and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarters. The total cumulative dollar returns shown in the graphs represent the value that such investments would have had on December 31, 1999.

                                             PUBLICARD            H&Q TECH. IND.          NASDAQ COMP.             S&P 500
                                             ---------            --------------          ------------             -------
1994                                            100                    100                    100                    100
1995                                            100                    150                    140                    138
1996                                             61                    186                    172                    169
1997                                             58                    218                    210                    226
1998                                            589                    339                    291                    290
1999                                            276                    757                    543                    351

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement in whole or in part, the foregoing report and the Performance Graph shall not be incorporated by reference into any such filing.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and officers and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely upon the Company's review of the copies of such forms received by it during the fiscal year ended December 31, 1999 and representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year was a director, officer or beneficial owner of more than 10% of the Company's Common Stock, complied with all Section 16(a) filing requirements during such fiscal year.

              PROPOSAL 2 -- RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors of the Company has appointed Arthur Andersen LLP as independent accountants to audit the books and accounts of the Company for the year ending December 31, 2000, and recommends that the appointment of such auditors be ratified by the shareholders.

     Representatives of Arthur Andersen LLP, the Company's principal accountants for the most recently completed and the current fiscal years, are expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to questions.

                                    GENERAL

     Management of the Company does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment.

                                          By Order of the Board of Directors

                                          /s/ Antonio L. DeLise
                                          ANTONIO L. DELISE, Secretary

August 21, 2000

PROXY                           PUBLICARD, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

  The undersigned hereby appoints Harry I. Freund and Jay S. Goldsmith, or either of them, with full power of substitution, proxies to vote, unless such authority is withheld, all shares registered in the name of the undersigned of Common Stock of PubliCARD, Inc. (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York at 10:00 a.m. on September 26, 2000, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors and on all other matters described in the Proxy Statement or which otherwise come before the Annual Meeting in the discretion of the Board of Directors.

  This Proxy, when properly executed, will be voted in the manner directed herein. If no instruction to the contrary is indicated, this Proxy will be voted FOR the election of the Directors named in proposal 1 and FOR proposal 2.

1. ELECTION OF DIRECTORS: Harry I. Freund, Jay S. Goldsmith, Clifford B. Cohn, Jan-Erik Rottinghuis, L.G. Schafran and Hatim A. Tyabji

  ----------- FOR all nominees listed above (except as marked to the contrary hereon).

  ----------- WITHHOLD AUTHORITY to vote for all nominees listed hereon.

   (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

                     (Continued and to be signed and dated on the reverse side.)

(Continued from other side)

2. To ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 2000.

           [ ]  FOR             [ ]  AGAINST             [ ]  ABSTAIN

3. In their discretion, to act upon such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                             Dated: ----------------------, 2000

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                  Signature if held jointly

                                             NOTE: YOUR SIGNATURE SHOULD CONFORM
                                             WITH YOUR NAME AS IT APPEARS
                                             HEREON. IF SIGNING AS ATTORNEY,
                                             EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                             GUARDIAN, PLEASE GIVE YOUR FULL
                                             TITLE AS SUCH. IF STOCK IS OWNED BY
                                             A PARTNERSHIP OR CORPORATION,
                                             PLEASE INDICATE YOUR CAPACITY IN
                                             SIGNING THE PROXY. IF STOCK IS HELD
                                             IN JOINT OWNERSHIP, ALL CO-OWNERS
                                             MUST SIGN.
PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.